UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2019

CSS Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Plymouth Road, Suite 300, Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(610) 729-3959

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	CSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On August 30, 2019, we committed to a restructuring plan to further reduce our cost base.  As part of the plan, we are reducing our employment costs by eliminating certain positions, primarily in the United States.  We initiated these actions to better position ourselves for improved profitability and to better align our resources with our current business operations.  These actions will largely be completed during the second quarter of fiscal 2020.  We expect that the execution of this plan will result in operational efficiencies and a reduction of our overall cost structure.  In connection with these actions, we expect to incur pre-tax restructuring charges in the second quarter of fiscal 2020 that are currently estimated to be approximately $1,000,000, all related to employee severance costs.  These changes are expected to require cash expenditures in the amount of the charges.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At our annual meeting of stockholders held on August 30, 2019 (the “Meeting”), the following matters were submitted to a vote of our stockholders: (1) election of a board of nine directors; (2) a proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020; and (3) a proposal to approve, on an advisory basis, the compensation paid to our named executive officers for the fiscal year ended March 31, 2019.

With respect to the election of directors, each nominee for election to our Board was elected at the Meeting to serve on our Board until our 2020 annual meeting of stockholders and until the election and qualification of his or her successor. The table below reflects the results of the vote for each of the nine nominees:

Nominee	For	Against	Abstain	Broker Non-Votes
Philip R. Broenniman	6,152,748	78,080	146,657	1,486,438
Stephen P. Crane	5,952,063	278,844	146,578	1,486,438
Elam M. Hitchner, III	5,939,843	289,213	148,429	1,486,438
Melissa Ludwig	5,991,406	237,730	148,349	1,486,438
Rebecca C. Matthias	5,941,830	287,326	148,329	1,486,438
Harry J. Mullany, III	5,958,016	271,120	148,349	1,486,438
Christopher J. Munyan	5,953,258	275,622	148,605	1,486,438
William Rulon-Miller	5,944,196	284,940	148,349	1,486,438
David Silver	6,144,853	84,027	148,605	1,486,438

Our stockholders voted to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
7,724,503	117,434	21,986	—

Our stockholders voted to approve, on an advisory basis, the compensation paid to our named executive officers for the fiscal year ended March 31, 2019. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
5,253,542	942,750	181,191	1,486,440

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.
(Registrant)

Date:	September 6, 2019	By:	/s/ Christopher J. Munyan
Christopher J. Munyan
President and Chief Executive Officer

3